EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As Independent Public Accountants we hereby consent to the incorporation by reference in the registration statements of Integrated Health Services, Inc. on Forms S-3 or S-4 (Nos. 33-87890, 33-66126, 33-68302, 33-77380, 33-81378,
33-98764, 333-4053, 333-12685,  333-31121,  333-35577,  333-35851, 333-41973 and
333-42169)  and on Forms  S-8  (Nos.  33-44648,  33-44649,  33-44650,  33-44651,
33-44653, 33-53912, 33-53914, 33-53916, 33-86684, 33-97190, 333-1432, 333-28289,
333-28293, 333-28317, 333-28321 and 333-47853) of our report dated March 6, 1998 included in this Form 8-K.


                                                             Arthur Andersen LLP
Albuquerque, New Mexico
March 16, 1998